Exhibit 10.18a

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is made by and between Constar International Inc. (the “Company”) and Walter Sobon (“Executive”).

WHEREAS, the Company and Executive are parties to an Executive Employment Agreement dated December 12, 2005 (the “Agreement”);

WHEREAS, the Agreement, pursuant to its terms, will terminate on December 12, 2008 (the “Termination Date”);

WHEREAS, the Company and the Executive desire to amend the Agreement in order to continue Executive’s employment with the Company.

NOW THEREFORE, intending to be legally bound hereby, the parties hereby amend the Agreement, effective as of the date hereof, as follows:

1. Section 1 is hereby amended with the addition of the following new section 1.7 to the end thereof:

“1.7 “Effective Date” means June 4, 2008, notwithstanding anything herein to the contrary.”

2. Section 3 of the Agreement is deleted in its entirety and replaced with the following:

“The term of employment under this Agreement shall commence on the Effective Date and, unless earlier terminated under Section 6 below or extended pursuant to the next sentence, shall terminate on the third anniversary of the Effective Date (the “Term of Employment”). The Term of Employment shall automatically be extended, subject to the same terms, conditions and limitations as provided herein, for an additional one year period on the first anniversary of the Effective Date and on each such anniversary date thereafter unless, not later than 180 days prior to any such anniversary, either party to this Agreement shall have given notice to the other that the Term of Employment shall not be extended or further extended beyond its then automatically extended term, if any.”

3. Section 10.5 of the Agreement, the section regarding identification of the Company’s counsel, is deleted in its entirety and replaced with the following:

“With a copy to Company’s counsel at:

Jonathan A. Clark, Esq.

Pepper Hamilton, LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799”

4. Except as otherwise amended by this Amendment, all provisions of the Agreement shall remain in full force and effect and shall apply to this Amendment (unless this Amendment specifically amends a particular provision of the Agreement) and the Agreement and this Amendment shall be construed together and considered one and the same agreement.

5. This Amendment may be executed in any number of counterparts and when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart. Any and all counterparts may be executed by facsimile.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative, and Executive has executed this Agreement, in each case on the 4th day of June, 2008.

CONSTAR INTERNATIONAL INC.

By:	/s/ Michael Hoffman

/s/ Walter Sobon
Walter Sobon